UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, PA	15238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-967-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of shareholders of Mine Safety Appliances Company was held on May 11, 2010. The following matters were acted upon:

1. Election of Directors

Robert A. Bruggeworth, James A. Cederna and John C. Unkovic were elected to serve until the Annual Meeting in 2013, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Bruggeworth	30,172,205	391,974	4,700,627
James A. Cederna	30,209,053	355,126	4,700,627
John C. Unkovic	21,210,628	9,353,551	4,700,627

Continuing as directors, with terms expiring in 2011, are William M. Lambert, Diane M. Pearse, and L. Edward Shaw, Jr. Continuing as directors, with terms expiring in 2012, are Thomas B. Hotopp, John T. Ryan III and Thomas H. Witmer.

2. Approval of the Adoption of the Mine Safety Appliances Company amended and restated CEO Annual Incentive Award Plan

An amendment and restatement of the CEO Annual Incentive Award Plan was approved by the following votes:

Votes For	Votes Against	Abstentions
33,308,819	1,209,834	746,153

3. Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was selected as the independent registered public accounting firm for the year ending December 31, 2010, by the following votes:

Votes For	Votes Against	Abstentions
35,134,340	98,647	31,819

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/S/ DOUGLAS K. MCCLAINE
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: May 12, 2010